                                 Unocal Corporation
                                 2141 Rosecrans Avenue
                                 Suite 4000
                                 El Segundo, California 90245
                                 Telephone (310)726-7651
                                 Facsimile (310)726-7815


                          [UNOCAL LOGO]


                                 April 2, 1997

Dennis P.R. Codon
Vice President, Chief Legal Officer
and General Counsel



Unocal Corporation
2141 Rosecrans Avenue
Suite 4000
El Segundo, California  90245

     Re:  Unocal Special Stock Option Plan of 1997
          Registration Statement on Form S-8

Ladies and Gentlemen:

      I am the Vice President and General Counsel of Unocal Corporation, a Delaware corporation ("UNOCAl"), and as such I, and attorneys working for me, have acted on behalf of Unocal as counsel in connection with the preparation of the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT"), which Unocal proposes to file with the Securities and Exchange
Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of 2,000,000 shares (the "SHARES") of Unocal Common Stock, par value $1.00 per share (the "COMMON STOCK"), to be issued under the Unocal Special Stock Option Plan of 1997 (the "PLAN").

     This opinion is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities and Exchange Commission.

      I, or such attorneys working for me, have examined or considered such matters of law and fact and such corporate records, certificates and other documents as I, or they, have deemed necessary, including, but not limited to: the Certificate of Incorporation and Bylaws of Unocal, as amended to date; the Rights Agreement, dated January 29, 1990 between Unocal and The Chase Manhattan Bank, as successor rights agent; certain resolutions adopted by the Board of Directors of Unocal at a meeting duly called and held on March 24, 1997; the Plan; and certificates and other information obtained from public officials and officers and employees of Unocal and its subsidiaries. In the course of such examination, I, and such attorneys working for me, have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as certified, photostatic or conformed copies. I have relied, as to certain legal matters, on the advice of such attorneys working for me who are more familiar with such matters.

Unocal Corporation
April 2, 1997
Page 2

      I am licensed to practice law in the state of California and, although I am not licensed to practice law in the state of Delaware, I am familiar with the Delaware General Corporation Law. Therefore, the following opinions are limited to the laws of the state of California, the Delaware General Corporation Law and the federal laws of the United States, to the exclusion of all other jurisdictions.

      Based on and subject to the foregoing, I am of the opinion that the Shares were duly authorized for issuance by the Board of Directors of Unocal and that, when one or more certificates evidencing the Shares has been duly countersigned by the transfer agent and registrar for the Common Stock, and the Shares have been issued to and paid for in accordance with the Plan and procedures established between the transfer agent and registrar for the Common Stock and The Depository Trust Company, the shares will be validly issued, fully paid and non-assessable.

      I  hereby  consent to the filing of this opinion  with  the
Securities  and  Exchange  Commission  as  an  Exhibit   to   the
Registration Statement and to the reference to me under the caption "Item 5. Interests of Named Experts and Counsel" therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                 Sincerely,


                                 /s/ Dennis P.R. Codon